SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 10, 2009

MILLENNIUM BIOTECHNOLOGIES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-3338	22-1558317
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

665 Martinsville Road, Suite 219, Basking Ridge, NJ 07920
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 604-2500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry Into a Material Definitive Agreement.

Private Placement of Units

On November 10, 2009, Millennium Biotechnologies Group, Inc. (the “Company”), along with its wholly-owned subsidiary, Millennium Biotechnologies, Inc. (the “Subsidiary”), raised $1,382,050 from the sale of 13.8205 units (the “Units”), each Unit consisting of a Senior Secured 12% thirty month $100,000 Note (a “Unit Note”) and 100 shares of the Company’s Series F convertible preferred stock (the “Series F Preferred”) in a private placement ( the “Private Placement”).  It also converted a total of approximately $3,220,000 of outstanding debt into an aggregate of 32.2 Units.  The issuance of these securities was part of the Company’s restructuring plan, and the securities were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The Unit Notes have a term of 30 months and bear interest at the rate of 12% per annum.  Installments of principal and interest will commence on the first business day of the calendar quarter following 18 months from November 10, 2009 and quarterly thereafter on the first business day of each calendar quarter in fixed payments in the amount of $25,372 each until the maturity date, on which date any remaining principal and interest shall be due and payable in full.  The Unit Notes are guaranteed by the Subsidiary and secured by a first lien and security interest in all of the assets of the Company and the Subsidiary.

Each share of Series F Preferred is convertible, at the option of the holder, into 120,000 shares of the Company’s common stock (the “Conversion Rate”) if and when the Company’s Certificate of Incorporation is amended to increase the number of authorized shares of common stock so that there is a sufficient number of authorized, but unissued and unreserved shares of common stock to permit the conversion of all Series F Preferred and all Series E Preferred (discussed below) into common stock (the “Amendment”).  The Amendment will require the approval of Company stockholders owning a majority of the issued and outstanding shares of the Company’s stock.  Each share of Series F Preferred will automatically be converted into common stock at the Conversion Rate after the Amendment is effected: (i) upon the written consent of the holders of a majority of the outstanding Series F Preferred; or (ii) at such time as the Company has achieved annual EBITDA of at least $10,000,000 for any fiscal year of the Company.  “EBITDA” means, for any period, net income or loss of the Company and its subsidiaries before income or loss from discontinued operations for such period, determined on a consolidated basis, plus: (i) to the extent deducted in computing such consolidated net income or loss, without duplication, an amount equal to the sum of: (1) income tax expense, plus (2) interest expense, plus (3) depreciation and amortization expense, plus (4) non-cash extraordinary or nonrecurring losses or non-recurring expenses; minus (ii) to the extent added in computing such consolidated net income or loss, without duplication, an amount equal to the sum of: (1) extraordinary or non-recurring income or gains, plus (2) non-cash interest income.  Series F Preferred has no liquidation preference and no right to receive dividends.  Series F Preferred votes along with the holders of the Company’s common stock on an “as if” converted basis on any matters on which the holders of the Company’s common stock are entitled to vote. However, until such time as the Company has achieved annual EBITDA of at least $10,000,000, the consent of a the holders of a majority of the outstanding shares of Series F Preferred, voting as a separate class, is required to approve: (i) any offer, sale, designation or issuance of any security senior to or pari passu with Series F Preferred; (ii) the repurchase or redemption of capital stock of the Company (except from employees at cost upon termination); (iii) any increase or decrease in the number of authorized shares of common stock of the Company or Series F Preferred (other than in connection with the Amendment); (iv) any amendment to the Certificate of Incorporation or other governing documents of the Company with the exception of the Amendment, a reverse split of outstanding shares of common stock or a name change; (v) any alteration or change to the rights, preferences or privileges of Series F Preferred, by merger, consolidation or otherwise; (vi) the entry into: (1) the sale or exclusive license of all or substantially all the assets of the Company, (2) mergers, (3) consolidations, (4) other business combinations, (5) recapitalizations and (6) liquidations; (vii) any acquisition of the stock or assets of any other entity; (viii) any dividends or distributions on the Company’s capital stock; or (ix) the expansion into any new businesses.  The foregoing will apply to any subsidiary or controlled affiliate of the Company.  In addition, Series F Preferred will be subject to anti-dilution protection, providing for adjustments to the Conversion Rate upon certain events, including: (i) subdivision or combination of common stock; (ii) dividends or distributions of common stock; (iii) reclassification of the common stock into a security other than the common stock; or (iv) consolidation or merger of the Company with or into another corporation.

Tripoint Global Equities, LLC acted as the placement agent and received fees equal to 10% of the gross proceeds received from the sale of Units.  It also received shares of Series E Preferred Stock (“discussed below”) that convert into an amount of the Company’s common stock equal to 10% of the number of shares of the Company’s common stock issuable upon conversion of the Series F Preferred Stock.

On November 10, 2009, the Company also converted $7,361,747 of its debt into an aggregate of approximately 22,014.96 shares of the Company’s Series E Preferred stock (the “Series E Preferred”), which will convert into 210,335,615 common shares, as discussed below.

Each share of Series E Preferred automatically will convert into 10,000 shares of the Company’s common stock if and when the Amendment is effected.  Series E Preferred has no liquidation preference, no right to receive dividends and votes along with the holders of the Company’s common stock on an “as if” converted basis on any matters on which the holders of the Company’s common stock are entitled to vote.  In addition, Series E Preferred will be subject to anti-dilution protection providing for adjustments to the conversion rate upon certain events relating to the Company, including: (i) subdivision or combination of common stock; (ii) dividends or distributions of common stock; (iii) reclassification of the common stock into a security other than the common stock; or (iv) consolidation or merger of the Company with or into another corporation.

On November 11, 2009, the Company also issued an aggregate of 64,521,500 shares of its common stock to certain individuals and entities, primarily for consulting services rendered to the Company.  These persons and entities included the three first position secured creditors.

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The Private Placement was made pursuant to the exemption from the registration provisions of the Securities Sct of 1933, as amended, provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  The securities issued have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from the registration requirements.

The foregoing information has been disclosed herein as it is material to the Private Placement and should not be construed as an offer to sell or solication of an offer to buy Company securities.

Ventiv Agreements

The Company and the Subsidiary entered into a Second Amendment to Security Agreements and Convertible Promissory Note (the “Note Amendment”), a Subordination Agreement (the “Subordination Agreement”) and a new Service Agreement (“Service Agreement”) with Ventiv Commercial Services, LLC (“Ventiv”), all of which were conditioned upon the making of certain payments to Ventiv from the proceeds of the Company’s Private Placement.   Pursuant to the Note Amendment, in consideration of a payment in the amount of $110,000 Ventiv agreed to (i) a reduction in the principal and interest balance of the Company‘s Note to Ventiv from $3,419,596 to $400,000, of which $150,000 is to be paid in cash on or before February 1, 2010 and the remaining $250,000 of which is to be paid in cash on or before June 1, 2010; and (ii) the subordination of Ventiv’s security interest in all of the Company’s property and assets to the security interest of the holders of the Unit Notes.

Under the terms of the Service Agreement, Ventiv has agreed to market the Company’s products to certain long term care providers.  The Company prepaid a total of $250,000 to Ventiv for the initial six months of service and is required to make future prepayment installments of $250,000 periodically thereafter upon the projected balance falling below $50,000.  However, the Company may opt out of the agreement in the event Ventiv does not produce certain minimal sales requirements.  The term of this Agreement ends following the third anniversary of Ventiv commencing services thereunder.

Item 3.02           Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 under the heading “Private Placement of Units” is incorporated by reference in this Item.

Item 9.01.          Financial Statements and Exhibits.

(c) Exhibits:

4.2	Form of Unit Note
4.3	Form of Series E Preferred Stock Certificate
4.4	Form of Series F Preferred Stock Certificate
10.8	Ventiv Subordination Agreement
10.9	Second Amendment to Ventiv Security Agreements and Convertible Note
10.10	Ventiv Service Agreement

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 17, 2009

MILLENNIUM BIOTECHNOLOGIES GROUP, INC.

By:	/s/ Mark C. Mirken
Mark C. Mirken, CEO

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